Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109878 on Form S-8, of our report dated June 20, 2014, relating to the financial statements and financial statement schedule of the Peoples State Bank Profit Sharing 401(k) Plan, included in this Annual Report on Form 11-K of the Peoples State Bank Profit Sharing 401(k) Plan for the year ended December 31, 2013.

/s/Wipfli LLP

Wipfli LLP

Wausau, Wisconsin

June 20, 2014